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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58268 of United Parcel Service, Inc. on Form S-4 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the proxy statement/ prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
April 23, 2001